UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.02                      Unregistered Sales of Equity Securities

On October 1, 2013, the Registrant accepted a conversion notice from JMJ Financial, ("JMJ", or “the Lender”) to partially satisfy a $550,000 Promissory Note ("the Note") dated July 11, 2012 with JMJ.  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually paid by the Lender as well as any other interest or fees, such that the Registrant is only required to repay the amount funded and the Registrant is not required to repay any unfunded portion of the Note.

The Note has a maturity date of twelve (12) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion.

In accordance with the terms of the Note and receipt of the required conversion notice from JMJ, the Note was partially converted into 937,233 restricted shares of common stock of the Company to satisfy $29,162 of the outstanding principal and interest.  The shares issued were valued at $0.031115 per share, which was equal to 70% of the average of the two lowest closing prices of our common stock in the 25 trading days immediately preceding the conversion notice date.

The remaining amount currently outstanding on the Note, including accrued interest and the aforementioned OID, is now $170,467.50, of which $57,750 becomes eligible for conversion pursuant to Rule 144 on October 24, 2013, $35,595 becomes eligible for conversion pursuant to Rule 144 on December 4, 2013, $29,662.50 becomes eligible for conversion pursuant to Rule 144 on December 27, 2013, and $47,460 becomes eligible for conversion pursuant to Rule 144 on March 4, 2014. Due to the variable conversion price mechanism, the number of shares to be issued in any future conversion is inversely proportional to the Registrant's closing share price over a 25 trading day period, such that relative to the Registrant’s current share price a lower share price will result in a greater number of shares being issued, while conversely a higher share price will result in fewer shares being issued (up to a maximum of $0.10 per share upon conversion, as per the terms of the Note).

JMJ is an “accredited investor” as defined under Rule 501 of Regulation D.  The Company believes that this transaction is exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Note is attached hereto and incorporated by reference as Exhibits 10.1.

As of the date of this report the Registrant has 118,283,021 shares of its common stock issued and outstanding and 91,831,061 shares in the public float.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1
Twelve Month Convertible Promissory Note with JMJ Financial dated  July 11, 2012, as previously filed with the Company’s filing of Form 8-K, SEC file number  000-54213, filed on July 13, 2012, and incorporated by this reference as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: October 4, 2013